UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
May 16, 2018

Central Pacific Financial Corp.
(Exact name of registrant as specified in its charter)

Hawaii	001-31567	99-0212597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 South King Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(808) 544-0500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) Dismissal of Independent Registered Public Accounting Firm

On May 16, 2018, the Audit Committee of the Board of Directors (the "Audit Committee") of Central Pacific Financial Corp. (the "Company") concluded a competitive review process of independent registered public accounting firms. As a result of this process and following careful deliberation, the Audit Committee approved the dismissal of KPMG LLP ("KPMG") as the Company's independent registered public accounting firm, effective May 16, 2018. The Company provided KPMG with formal notice of such dismissal on May 16, 2018.

In connection with the audits of the Company's consolidated financial statements for the two most recent fiscal years ended December 31, 2016 and 2017, and the subsequent interim period through May 16, 2018, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in their reports on such financial statements.

During the audits of the Company's consolidated financial statements for the two most recent fiscal years ended December 31, 2016 and 2017, and the subsequent interim period through May 16, 2018, there were no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions), except as described in the next paragraph.

The audit reports of KPMG on the Company's consolidated financial statements for each of the two most recent fiscal years ended December 31, 2016 and 2017 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2016 and 2017 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG's report indicated that the Company did not maintain effective internal control over financial reporting as of December 31, 2016 because of the effect of a material weakness on the achievement of the objectives of the control criteria. Such report contained an explanatory paragraph that stated that a material weakness existed as of December 31, 2016 related to the internal controls over the completeness and accuracy of the information used in determining the allowance for loan and lease losses. The Company remediated the material weakness in 2017.

The Company provided KPMG with a copy of the disclosures in this Current Report on Form 8-K (this "Report") prior to filing this Report with the Securities and Exchange Commission (the "SEC"). The Company requested that KPMG furnish it with a letter addressed to the SEC stating whether KPMG agrees with the statements made by the Company regarding KPMG in this Report and, if not, stating the respects in which it does not agree. A copy of KPMG's letter dated May 17, 2018 to the SEC is filed as Exhibit 16.1 to this Report.

(b) Engagement of Independent Registered Public Accounting Firm

On May 16, 2018, the Audit Committee made the decision to engage Crowe Horwath LLP ("Crowe Horwath") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018, subject to completion of Crowe Horwath's standard client acceptance procedures.

During the Company's two most recent fiscal years ended December 31, 2016 and 2017, and the subsequent interim period through May 16, 2018, neither the Company, nor anyone on its behalf, consulted with Crowe Horwath regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Crowe Horwath concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a "disagreement" or a "reportable event" (as defined in Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K and the related instructions, respectively).

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Index

Exhibit No.	Document
16.1	Letter from KPMG LLP, dated May 17, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)
Date: May 17, 2018	/s/ David S. Morimoto
David S. Morimoto
Executive Vice President and Chief Financial Officer